Exhibit 99.1

Press Release

Intelligent Bio Solutions Reports Record Fiscal First Quarter 2027 Revenue of $1.39 Million, Marking Sixth Consecutive Quarter of Year-Over-Year Growth

Revenue up 25% year-over-year and 21% sequentially, marking third consecutive quarter above $1 million

Higher-margin cartridge sales grew 32% year-over-year and 35% sequentially, representing 61% of total revenue

Gross profit margin expanded to 54.5%, up from 46.6% in the prior-year quarter

Company submitted its FDA 510(k) premarket notification during the quarter, a key step toward planned U.S. market entry

NEW YORK, November 10, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results and operational highlights for the fiscal first quarter ended September 30, 2026.

“Fiscal first quarter revenue was the highest quarterly revenue in our Company’s history,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “Each reader draws on a recurring supply of higher-margin cartridges, which is driving most of our revenue growth. Our business continues to scale with improving unit economics, including expanding gross profit margins driven by manufacturing efficiencies and a higher share of revenue from higher-margin cartridge consumables.”

Mr. Simeonidis continued, “In September, we submitted our 510(k) premarket notification to the FDA for the Intelligent Fingerprinting Drug Screening System, the culmination of the clinical program we executed throughout 2026 and a key step toward our planned entry into the multi-billion-dollar U.S. drug screening market. Going forward, we will continue to invest in the clinical and regulatory work behind our 510(k) submission while maintaining discipline across the rest of the business.”

Product Revenue Breakdown

Three Months Ended September 30, 2026 (Q1 Fiscal 2027):

●	Total revenue of $1.39 million, up 25% year-over-year and 21% sequentially
●	Cartridge sales of $845,583, up 32% year-over-year and 35% sequentially, representing 61% of Q1 revenue

●	Other sales of $281,253, up 52% year-over-year, representing 20% of Q1 revenue
●	Gross profit of $758,004, up 46% year-over-year, with gross profit margin of 54.5%, up from 46.6% in the same period the year prior
●	Cash and cash equivalents of $5.93 million at September 30, 2026, compared to $3.99 million at June 30, 2026

Fiscal First Quarter 2027 and Subsequent Highlights

●	Record quarterly revenue: Revenue of $1,391,835 surpassed the Company’s prior quarterly record of $1,145,802, set in the fourth quarter of fiscal 2026, and marked the third consecutive quarter of sequential revenue growth and the third consecutive quarter above $1 million.
●	Cartridge consumables driving growth: Cartridge sales accounted for 73% of the $280,038 year-over-year increase in total revenue and grew to 61% of quarterly revenue, up from 58% a year ago.
●	Gross profit margin above 54%: Gross profit margin of 54.5% improved approximately 790 basis points year-over-year, reflecting manufacturing efficiencies and a growing share of higher-margin cartridge sales.
●	FDA 510(k) submitted: On September 9, 2026, the Company submitted its 510(k) premarket notification to the FDA, seeking clearance of the Intelligent Fingerprinting Drug Screening System for detection of the opiate codeine. The submission included a method comparison study that demonstrated accuracy above 98%, sensitivity above 94%, and specificity of 100% across three independent U.S. clinical sites.
●	510(k) clinical program completed: During the quarter, the Company completed precision testing, interference, usability, and method comparison studies, and resolved all cybersecurity review items, finalizing the body of clinical evidence supporting its submission.
●	ISO 13485:2016 recertification: The Company’s Intelligent Fingerprinting Drug Screening business was recertified to the ISO 13485:2016 quality management system standard by the British Standards Institution, supporting alignment with the FDA’s amended Quality Management System Regulation.
●	Customer and installed base growth: 516 active customer accounts as of September 30, 2026, including 27 new accounts added during the quarter, with a reader installed base of 1,978 units.

The fiscal first quarter extended INBS’s consistent run of growth, with the installed base built through prior reader placements continuing to drive recurring, higher-margin cartridge demand. With its 510(k) submission complete, record quarterly revenue, and expanding gross profit margins, management believes the Company is well-positioned to continue its growth through fiscal 2027 as it pursues its planned entry into the multi-billion-dollar U.S. drug screening market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Testing Solution, comprising its portable, on-site Intelligent Fingerprinting Drug Screening System (“System”) and its Confirmatory Analysis Kit for back-to-lab testing, will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a fast, hygienic, and cost-effective solution, the System screens for the recent use of common drugs of abuse, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool across workplace, law enforcement, and government settings. The Company’s current customer segments outside the U.S. include construction and engineering, manufacturing, transport and logistics, mining, energy and utilities, government and public services, law enforcement and forensics, and drug treatment and rehabilitation.

Intelligent Bio Solutions Inc. is an authorized distributor of the SMARTOX SmarTest Patch. The SmarTest Patch is a discreet, water-resistant, and tamper-evident device worn on the skin for 7 to 10 days at a time, continuously collecting sweat to detect a broad range of substances, including cocaine, opiates, methamphetamine, marijuana, and fentanyl. The differing detection windows of the SmarTest Patch and the System allow the Company to address both short- and long-term detection needs while maintaining a consistent, non-invasive, sweat-based approach.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, including the timing and outcome of the FDA’s review of its 510(k) premarket notification, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Financial Tables to Follow

Intelligent Bio Solutions Inc.

Condensed Consolidated Balance Sheets

	As of September 30,	As of June 30,
	2026	2026
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,929,871	$3,992,312
Accounts receivable, net	999,756	848,464
Inventories, net	478,048	418,577
Research and development tax incentive receivable	529,433	806,951
Other current assets	1,108,355	1,030,932
Total current assets	9,045,463	7,097,236
Property and equipment, net	278,000	294,399
Operating lease right-of-use assets	1,702,337	1,751,040
Intangibles, net	2,595,875	2,799,161
Total assets	$13,621,675	$11,941,836

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,669,088	$4,130,213
Current portion of operating lease liabilities	152,700	147,005
Current employee benefit liabilities	756,680	651,706
Total current liabilities	4,578,468	4,928,924
Employee benefit liabilities, less current portion	54,947	49,931
Operating lease liabilities, less current portion	1,635,732	1,672,155
Total liabilities	6,269,147	6,651,010
Commitments and contingencies

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 3,316,815 and 3,316,803 shares issued and outstanding, as of September 30, 2026, respectively; 2,905,615 and 2,905,603 shares issued and outstanding, as of June 30, 2026, respectively	33,168	29,056
Treasury stock, at cost, 12 shares as of September 30, 2026 and June 30, 2026, respectively	(1)	(1)
Additional paid-in capital	85,770,298	80,992,006
Accumulated deficit	(77,622,342)	(74,964,040)
Accumulated other comprehensive loss	(598,453)	(546,186)
Total consolidated Intelligent Bio Solutions Inc. equity	7,582,670	5,510,835
Non-controlling interest	(230,142)	(220,009)
Total shareholders’ equity	7,352,528	5,290,826
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,621,675	$11,941,836

Intelligent Bio Solutions Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,
	2026	2025
Revenue	$1,391,835	$1,111,797
Cost of revenue (exclusive of amortization shown separately below)	(633,831)	(593,506)
Gross profit	758,004	518,291

Other income
Government support income	205,501	193,267

Operating expenses
Selling, general and administrative expenses	(2,579,641)	(2,706,889)
Development and regulatory approval expenses	(829,544)	(486,169)
Depreciation and amortization	(237,067)	(257,907)
Impairment of long-lived assets	-	(261,780)
Total operating expenses	(3,646,252)	(3,712,745)
Loss from operations	(2,682,747)	(3,001,187)

Other income (expense), net
Interest expense	(1,435)	(2,309)
Realized foreign exchange loss	(5,344)	-
Interest income	21,091	8,504
Total other income, net	14,312	6,195
Net loss	(2,668,435)	(2,994,992)
Net loss attributable to non-controlling interest	(10,133)	(11,986)
Net loss attributable to Intelligent Bio Solutions Inc.	$(2,658,302)	$(2,983,006)

Other comprehensive (loss) income
Foreign currency translation (loss) gain	(52,267)	48,716
Total other comprehensive (loss) income	(52,267)	48,716
Comprehensive loss	(2,720,702)	(2,946,276)
Comprehensive loss attributable to non-controlling interest	(10,133)	(11,986)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(2,710,569)	$(2,934,290)

Net loss per share, basic and diluted	$(0.86)	$(3.49)
Weighted average shares outstanding, basic and diluted	3,095,306	854,693

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